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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2001, except for Note 16 as to which the date is April 17, 2001, relating to the consolidated financial statements and financial statement schedules of Wind River Systems, Inc., which appears in Wind River Systems Inc.'s Annual Report on Form 10-K for the year ended January 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
June 15, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS